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                                                                        Exh. 3.3

                           AMENDED AND RESTATED BYLAWS

                                       OF

                         OMRIX BIOPHARMACEUTICALS, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

     SECTION 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation or at such other place as may be named in the notice. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

     SECTION 2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour and place as the Board of Directors or an officer designated by the Board of Directors may determine. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

     SECTION 3. Remote Communication. For the purposes of these bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of the stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting, to be heard on the matters being considered at the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and
(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

     SECTION 4. Special Meetings. Special meetings of the stockholders may be called at any time by the President or by a majority of the Board of Directors. A special meeting of stockholders shall be called by the Secretary, upon the written request of stockholders who together own of record a majority of the outstanding shares of each class of stock entitled to vote at such meeting, which written request shall state the purpose of the meeting.

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     SECTION 5. Notice of Meetings. Except where some other notice is required by law, notices of meetings of the stockholders shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meetings and the purposes for which the meeting is called, shall be given by the Secretary under the direction of the Board of Directors or the President, not less than ten nor more than sixty days before the date fixed for such meeting, to each stockholder of record entitled to vote at such meeting. If the Board of Directors has chosen to make a list of stockholders available on an electronic network, the notice shall provide the information required to gain access to such list. Notice to stockholders may be given in writing or by electronic transmission as permitted pursuant to this Section 5. If given in writing, notice shall be given personally to each stockholder or left at such stockholder's residence or usual place of business or mailed postage prepaid and addressed to the stockholder at such stockholder's address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by the President or the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Notice of any meeting of stockholders need not be given to any stockholder who has waived such notice in writing or by electronic transmission, whether before or after the time such meeting is held. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written or electronically transmitted waiver of notice. Except as required by statute, notice of any adjourned meeting of the stockholders shall not be required.

     Any notice to stockholders given by the corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given to the extent permitted by applicable law. Any such consent shall be revocable by the stockholder by written notice to the corporation and shall also be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the Secretary or Assistant Secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     For purposes of these bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record

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that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

     SECTION 6. Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days before any other action to which such record date relates. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 7. Voting List. The officer who has charge of the stock ledger of the corporation shall make or have made, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting either on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

     SECTION 8. Quorum of Stockholders. Unless otherwise provided in the Certificate of Incorporation, at any meeting of the stockholders, the holders of a majority of the voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors present in person or represented by proxy, shall constitute a quorum for the consideration of any question, but in the absence of a quorum a smaller group may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the votes properly cast shall, except where a different vote is required by law, by the Certificate of Incorporation or by these bylaws, decide any question brought before such meeting. Any election by stockholders shall be determined by a plurality of the vote cast by the stockholders entitled to vote at the election. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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     SECTION 9. Proxies and Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Shares of the capital stock of the corporation belonging to the corporation or to another corporation, a majority of whose shares entitled to vote in the election of directors is owned by the corporation, shall neither be entitled to vote nor be counted for quorum purposes.

     SECTION 10. Conduct of Meeting. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in the absence of the President by a Vice-President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

     The Board of Directors may adopt such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders or by proxy for the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                   ARTICLE II

                                    DIRECTORS

     SECTION 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation that are not by law required to be exercised by the stockholders. In the event of a vacancy on the Board of Directors, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board until the vacancy is filled.

     SECTION 2. Election. The directors shall be elected in the manner provided in the Certificate of Incorporation and the Stockholders' Agreement by and among the corporation and the stockholders named therein dated January 13, 2005 (the "Stockholders' Agreement"), as amended from time to time, by such stockholders as have the right to vote thereon.

     SECTION 3. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board or from the removal of any director, shall be filled in accordance with the Stockholders' Agreement. Each director so chosen to fill a vacancy shall serve for a term determined in the manner provided in the General Corporation Law of the State of Delaware. Except as otherwise provided in the Stockholders' Agreement, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the General Corporation Law of the State of Delaware.

     SECTION 4. Resignation. Any director may resign at any time by giving notice to the corporation in writing or by electronic transmission. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary.

     SECTION 5. Removal. Directors may be removed from office only as provided in the Stockholders' Agreement and the General Corporation Law of the State of Delaware.

     SECTION 6. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist, subject to the Stockholders' Agreement, of one or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Subject to the Stockholders' Agreement, the Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

     Any such committee, to the extent permitted by law and to the extent provided in a resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it.

     A majority of all the members of any such committee may fix its rules of procedure, determine its actions and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.

     SECTION 7. Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a Board of Directors is elected.

     Special meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by the Chairman of the Board, if any, the President, the Secretary or two or more directors. Reasonable notice of the time and place of a special meeting shall be given to each director unless such notice is waived by attendance or by waiver in the manner provided in these bylaws for waiver of notice by stockholders. Notice may be given by, or by a person designated by, the Secretary, the person or persons calling the meeting, or the Board of Directors. No notice of any adjourned meeting of the Board of Directors shall be required. In any case it shall be deemed sufficient notice to a director to send notice by mail at least seventy-two hours, by telegram or fax at least forty-eight hours before the meeting, addressed to such director at his or her usual or last known business or home address, by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice, or by any other form of electronic transmission, when directed to the director.

     Directors or members of any committee may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     SECTION 8. Quorum and Voting. A majority of the total number of directors shall constitute a quorum. When a vacancy or vacancies exist in the Board, a majority of the directors then in office (but not less than one third of the total number of the directors) shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required by law, by the Certificate of Incorporation, by these bylaws or by the Stockholders' Agreement.

     SECTION 9. Compensation. Subject to the Stockholders' Agreement, the Board of Directors may fix fees for their services and for their membership on committees, and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

     SECTION 10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting and without notice if all members of the Board of Directors then in office or of such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or of such committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                                   ARTICLE III

                                    OFFICERS

     SECTION 1. Titles. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, who may include without limitation a Chairman of the Board, a Vice-Chairman of the Board and one or more Vice-Presidents, Assistant Treasurers or Assistant Secretaries.

     SECTION 2. Election and Term of Office. The officers of the corporation shall be elected from time to time by the Board of Directors to hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.

     SECTION 3. Qualification. Unless otherwise provided by resolution of the Board of Directors, no officer, other than the Chairman or Vice-Chairman of the Board, need be a director. No officer need be a stockholder. Any number of offices may be held by the same person, as the Board of Directors shall determine.

     SECTION 4. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors. Unless otherwise provided in a resolution of the Board of Directors, the President may remove, with or without cause, at any time, any officer of the corporation.

     SECTION 5. Resignation. Any officer may resign by delivering a written notice to the corporation at its principal office or to the Chairman of the Board, if any, the President or the Secretary. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary.

     SECTION 6. Vacancies. The Board of Directors or the President may at any time fill any vacancy occurring in any office for the unexpired portion of the term or may leave unfilled any office other than those of President, Treasurer and Secretary.

     SECTION 7. Powers and Duties. The officers of the corporation shall have such powers and perform such duties as are specified herein and as may be conferred upon or assigned to them by the Board of Directors, or, in the case of any officer other than the President, the President, and shall have such additional powers and duties as are incident to their office except to the extent that resolutions of the Board of Directors are inconsistent therewith.

     SECTION 8. President and Vice-Presidents. Except to the extent that such duties are assigned by the Board of Directors to the Chairman of the Board, or in the absence of the Chairman or in the event of his or her inability or refusal to act, the President shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall preside at each meeting of the stockholders and the Board of Directors unless a Chairman or Vice-Chairman of the Board is elected by the Board and is assigned the duty of presiding at such meetings.

     The Board of Directors may assign to any Vice-President the title of Executive Vice-President, Senior Vice-President or any other title selected by the Board of Directors. In the absence of the President or in the event of his or her inability or refusal to act, the duties of the President shall be performed by the Executive Vice President, if any, Senior Vice President, if any, or Vice President, if any, in that order (and, in the event there be more than one person in any such office, in the order of their length of time spent in such office), and when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the President.

     SECTION 9. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall have custody of the corporate seal, which the Secretary or any Assistant Secretary shall have authority to affix to any instrument requiring it and attest by any of their signatures. The Board of Directors may give general authority to any other officer to affix and attest the seal of the corporation.

     Any Assistant Secretary, or any other officer, employee or agent designated by the Board of Directors, the Chairman of the Board or the President, may, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.

     SECTION 10. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by or pursuant to resolution of the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chairman of the Board, if any, or the President, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President and the Board of Directors, at its regular meetings or whenever they may require it, an account of all transactions and of the financial condition of the corporation.

     Any Assistant Treasurer, or any other officer, employee or agent designated by the Board of Directors, the Chairman of the Board or the President, may, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

     SECTION 11. Bonded Officers. The Board of Directors may require any officer to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of the duties of such officer and for the restoration to the corporation of all property in his or her possession or control belonging to the corporation.

                                   ARTICLE IV

                                      STOCK

     SECTION 1. Certificates of Stock. Unless otherwise provided by the Board of Directors, the shares of the corporation shall be represented by certificates. One or more stock certificates, signed by (i) the Chairman or Vice-Chairman of the Board of Directors or the President or a Vice-President and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by the stockholder in the corporation. Any or all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

     Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these bylaws, applicable securities laws, or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction. If the corporation is authorized to issue more than one class or series of stock, each certificate for shares of stock shall have conspicuously noted on the face or back of the certificate a statement that the corporation will furnish without additional charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2. Transfers of Shares of Stock. Subject to the restrictions, if any, stated or noted on a stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these bylaws.

     SECTION 3. Lost Certificates. A new stock certificate may be issued in the place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon such terms in conformity with law as the Board of Directors shall prescribe. The Board of Directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or the owner's legal representatives, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of any such new certificate.

     SECTION 4. Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

     SECTION 5. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor declare and pay dividends upon the capital stock of the corporation as and when they deem expedient.

                                    ARTICLE V

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 1. The corporation shall indemnify, to the extent permitted by applicable law, any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or serves or served at the request of the corporation as a director or officer of any other enterprise or in a comparable role at such enterprise. Expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by any such person in connection with any such action, suit or proceeding shall be paid or reimbursed by the corporation promptly upon receipt by it of an undertaking of such person to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. The rights provided to any person by this by-law shall be enforceable against the corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer, and by such person's heirs and legal representations. No amendment of this bylaw shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

     SECTION 2. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of stockholder or disinterested directors or otherwise, both as to actions in such person's official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     SECTION 3. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, an organization for which it or any of its subsidiaries serves as an investment adviser or investment manager, or is or was serving at the corporation's request in any capacity with respect to any employee benefit plan, against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

     SECTION 4. "The corporation". For the purposes of this Article, references to "the corporation" include any predecessor of the corporation and any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, trustee, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, an organization for which it or any of its subsidiaries serves as an investment adviser or investments manager, or is or was serving at such corporation's request in any capacity with respect to any employee benefit plan, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if such person served the resulting or surviving corporation in the same capacity; the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; service "at the request of the corporation" shall include service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the corporation..

                                   ARTICLE VI

                               GENERAL PROVISIONS

     SECTION 1. Fiscal Year. Except as otherwise designated from time to time by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December.

     SECTION 2. Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors. The Secretary shall be the custodian of the seal, and a duplicate seal may be kept and used by each Assistant Secretary and by any other officer the Board of Directors may authorize.

     SECTION 3. Certificate of Incorporation. All references in these bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as in effect from time to time. In the event of any inconsistency between these bylaws and the Certificate of Incorporation, the Certificate of Incorporation shall control.

     SECTION 4. Execution of Instruments. The President, any Vice President, the Treasurer and the Secretary shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts and other orders for the payment of money. In addition, the Board of Directors, the President, the Treasurer and the Secretary may expressly delegate such powers to any other officer or agent of the corporation.

     SECTION 5. Voting of Securities. The President, the Treasurer and the Secretary, and each other person authorized by the Board of Directors, each acting singly, may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or owners of other interests of any other corporation or organization the securities of which may be held by this corporation. In addition, the Board of Directors, the President and the Treasurer may expressly delegate such powers to any other officer or agent of the corporation.

     SECTION 6. Evidence of Authority. A certificate by the Secretary, an Assistant Secretary or a temporary secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.

     SECTION 7. Books and Records. The books and records of the corporation shall be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

     SECTION 8. Amendments. Subject to the vote of the holders of any class or series of capital stock of the corporation required by the Delaware General Corporation Law or by the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the bylaws of the corporation.

     Adopted by the Company's Board of Directors and Stockholders on January 13, 2005.